Exhibit 99.1

Washington Federal, Inc. 425 Pike Street Seattle, WA 98101 Contact: Brad Goode 206-626-8178	Anchor Bancorp 601 Woodland Square Loop SE Lacey, WA 98503 Contact: Jerald L. Shaw 360-491-2250
Tuesday, April 11, 2017
FOR IMMEDIATE RELEASE

Washington Federal, Inc. to acquire Anchor Bancorp for
$63.9 Million in Stock

SEATTLE and LACEY, WA – Washington Federal, Inc. (the "Company" or "Washington Federal") (NASDAQ: WAFD) and Anchor Bancorp ("Anchor") (NASDAQ: ANCB) announced today the signing of a definitive merger agreement. The merger agreement calls for the merger of Anchor with and into the Company, followed by the merger of Anchor's wholly-owned subsidiary, Anchor Bank, into the Company's wholly-owned subsidiary, Washington Federal, National Association. The merger is an all-stock transaction, with the aggregate merger consideration consisting of shares of Washington Federal common stock having a value of approximately $63.9 million. This purchase price is approximately equal to Anchor's tangible book value as of December 31, 2016. If consummated, the transaction is expected to be immediately accretive to Washington Federal's tangible book value per share by $0.19 per share and is estimated to be accretive to earnings per share by $0.05 per year once fully integrated. After closing, the combined company will have 248 offices in eight western states with total assets of approximately $15.3 billion and total deposits of approximately $11.0 billion, based on financial results as of December 31, 2016.

Washington Federal to Acquire Anchor Bancorp

Brent J. Beardall, President and Chief Executive Officer of Washington Federal, commented, "This transaction will enhance Washington Federal's presence in southwestern Washington by partnering with a bank that has a similar heritage and values. The merger will allow us to establish a commercial banking presence in downtown Tacoma. We look forward to working with Anchor's professional and experienced bankers to increase our market position and extend them a warm and enthusiastic welcome. Once we complete the transaction, our focus will be on continued great service to every single Anchor and Washington Federal client."
Anchor President and Chief Executive Officer, Jerald L. Shaw, stated, "We are proud to join forces with another Washington company that, like Anchor, is known for doing business with integrity and treating people fairly. Washington Federal also has a long history of solid financial performance. By joining forces, we believe that we will create a stronger financial partner for the communities served by Anchor and that shareholders will experience better returns and improved liquidity over the long run. Anchor employees will find in Washington Federal an institution of similar values and culture with enhanced career opportunities. Clients will benefit from the greater convenience of a larger branch network and greater lending capacity. We look forward to working with our new colleagues to offer the finest customer experience in the industry and improved return for our shareholders."
Under the terms of the merger agreement, each outstanding share of Anchor common stock will be exchanged for shares of Washington Federal, Inc. common stock upon the closing of the transaction. Each share of Anchor common stock was valued at $25.75, which is approximately equal to Anchor's tangible book value as of December 31, 2016. The exact number of shares to be issued and the exchange ratio will be determined based upon the average of the volume-weighted price of Washington Federal common stock for the twenty (20) trading days ending on the fifth trading day immediately preceding the closing date, subject to a negotiated collar. The merger is expected to close in the third calendar quarter of 2017, pending the receipt of requisite regulatory approvals, the approval of Anchor's shareholders and the satisfaction of other customary closing conditions.

Washington Federal to Acquire Anchor Bancorp

About Washington Federal
As of December 31, 2016, Washington Federal, headquartered in Seattle, Washington, operated 237 branches in eight western states, had $14.9 billion in assets, $10.6 billion in deposits and $2.0 billion in stockholders' equity.
To find out more about Washington Federal, please visit the website www.washingtonfederal.com. Washington Federal uses its website to distribute financial and other material information about the Company.
About Anchor
Anchor, headquartered in Lacey, Washington, operates 10 full-service branches and one loan production office, and had total assets of $441 million, total deposits of $328 million and total stockholders' equity of $64 million as of December 31, 2016.
Advisors
Davis Wright Tremaine LLP served as legal counsel to Washington Federal. Keefe, Bruyette & Woods served as financial advisor to Anchor and delivered a fairness opinion to its Board of Directors, and Breyer & Associates PC served as legal counsel to Anchor.
Forward Looking Statements
This press release contains forward-looking statements regarding Washington Federal, Anchor, the proposed merger and the combined company after the close of the transaction that are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements involve inherent risks, uncertainties and contingencies, many of which are difficult to predict and are generally beyond the control of Washington Federal, Anchor and the combined company. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. In addition to factors previously disclosed in reports filed by Washington Federal and Anchor with the Securities and Exchange Commission (the "SEC"), risks and uncertainties for each institution and the combined institution include, but are not limited to, the following factors: the

Washington Federal to Acquire Anchor Bancorp

expected cost savings, synergies and other financial benefits from the merger might not be realized within the expected time frames or at all; governmental approval of the merger may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; conditions to the closing of the merger may not be satisfied; the shareholders of Anchor may fail to approve the consummation of the merger; the integration of the combined company, including personnel changes/retention, might not proceed as planned; and the combined company might not perform as well as expected. All forward-looking statements included in this communication are based on information available at the time of the communication. Washington Federal and Anchor undertake no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect new information, future events or circumstances or otherwise that occur after the date on which such statements were made.
Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

Notice to Anchor Shareholders
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, Washington Federal intends to file a registration statement on Form S-4 with the SEC which will contain a proxy statement/prospectus to be distributed to the shareholders of Anchor in connection with their vote on the merger. Each party will also file other documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION REGARDING THE TRANSACTION, SHAREHOLDERS OF ANCHOR ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement/prospectus will be mailed to shareholders of Anchor. Investors and security holders will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Washington Federal will be available free of charge by accessing Washington Federal's website at www.washingtonfederal.com or by writing Washington Federal at

Washington Federal to Acquire Anchor Bancorp

425 Pike Street, Seattle, WA 98101, Attention: Investor Relations or calling (206) 626-8178, or by writing Anchor at 601 Woodland Square Loop SE, Lacey, WA 98503, Attention: Corporate Secretary or calling (360) 537-1388.
Washington Federal, Anchor, their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from Anchor shareholders in favor of the approval of the merger. Information about the directors and executive officers of Washington Federal and their ownership of Washington Federal stock is included in the proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on December 9, 2016. Information about the directors and executive officers of Anchor and their ownership of Anchor stock is set forth in the proxy statement for its 2016 annual meeting of shareholders, which was filed with the SEC on September 9, 2016, and also will be included in the proxy statement/prospectus for the merger. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the registration statement and the proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

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